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                                                                   Exhibit 10.11

                       AGREEMENT REGARDING CONSTRUCTION,
                       ---------------------------------
                         SALE AND LEASEBACK OF TOWERS
                         ----------------------------

     THIS AGREEMENT ("Agreement"), by and among ILLINOIS PCS, LLC, an Illinois limited liability company ("ILPCS") and AMERICAN TOWER CORPORATION, a Delaware corporation, ("Purchaser"), shall be dated as of the Effective Date specified in
Section 17(f) below.

RECITALS:
--------

     A. ILPCS is in the process of identifying sites for, and developing, constructing, and using, telecommunications towers to facilitate the operations of a PCS communications system. Purchaser is in the business of, among other things, purchasing, marketing, managing and operating telecommunications towers.

     B. ILPCS and Purchaser intend that this Agreement be effective with respect to between sixty (60) and eighty (80) wireless communication towers, with the intent that ILPCS will locate sites for, develop and construct the towers, Purchaser will then purchase, market and operate the towers, and ILPCS will become a principal tenant of Purchaser on the towers, all as more particularly set forth below.

TERMS AND CONDITIONS:
--------------------

     NOW, THEREFORE, in consideration of the Recitals stated above, and the respective rights, duties and obligations of the parties as set forth below, ILPCS and Purchaser agree as follows:

     1.   Purchase and Sale of Certain Assets; Ground Leases; Purchase Price.
          ------------------------------------------------------------------
(a) In consideration of and upon the terms and conditions set forth in this Agreement, ILPCS and Purchaser agree that Purchaser shall purchase from ILPCS certain telecommunication towers as provided herein and assume the ground leases for the necessary and appropriate parcels of real estate on which such towers are located (which are to be procured under ground leases by ILPCS); Purchaser shall coordinate the assignment to it from ILPCS of all federal, state and local licenses, permits and other legal authorizations required for the use thereof (the towers and equipment rooms shall herein be called the "Towers"); Purchaser shall receive all rights appurtenant to the real estate leased as described above (the real estate leased shall be called the "Real Property;" while such rights appurtenant to the Real Property as provided in the relevant lease shall be called the "Appurtenances"); and Purchaser shall receive all business records pertaining to the construction and operation of the Towers (the "Records"). For purposes of this Agreement, the Towers, Appurtenances and Records are collectively referred to herein as the "Assets."

          (b) ILPCS has identified tentative locations for Towers in the fourteen (14) Basic Trading Areas ("BTAs"), which BTAs and locations are more particularly described on Exhibit 1 attached hereto and incorporated herein by
                          ---------
reference, where ILPCS intends to develop and construct Towers, then sell such Towers to Purchaser and lease back Tower space from Purchaser. Exhibit 1
                                                                ---------
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may be revised from time to time by ILPCS to remove inappropriate or unfeasible sites and to add new sites, provided that the total number of Towers to be subject to this Agreement shall not be less than sixty (60). Exhibit 1 shall be
                                                             ---------
modified as required to include all Towers of 150' in height or greater that are built by or for ILPCS within the 14 BTA's referenced above and within the twelve
(12) months following conveyance to Purchaser of the first group of Towers hereunder. Purchaser shall have the right to reject up to seven (7) Towers for any reason, or for no reason, without being in default under the terms of this Agreement.

          (c) ILPCS shall enter into a fully assignable ground lease ("Ground Lease") from the landowner(s) for each Tower site it finally selects and develop and construct a Tower thereon. Except with the prior written consent of Purchaser, which may not be unreasonably withheld or delayed, the parties agree that the terms of each Ground Lease shall not be materially less favorable to the ground lessee than either the terms set forth on Exhibit 2 attached hereto
                                                     ---------
and incorporated herein by this reference or as provided in the form of Option and Lease Agreement attached hereto as Exhibit 3 and incorporated herein by this
                                       ---------
reference, it being agreed that ILPCS shall endeavor to execute the Ground Lease in substantially the form set out as Exhibit 3 whenever and to the greatest
                                     ---------
extent possible. The parties anticipate that the actual average monthly ground rents payable under the Ground Leases for all of the Tower sites (the "Actual Average Rent") as determined at the time of the Closing by Purchaser on the last of the Towers acquired by Purchaser to fulfill its obligations under this Agreement (the "Final Closing") shall not be more than $350.00 (the "Estimated Average Rent"). The parties agree that the monthly rent to be provided in the Master Lease to be paid by ILPCS to Purchaser for Tower space on each Tower acquired by Purchaser will be $1,100 plus an annual 3% escalator (the "Tower Rent") for a ten (10) year initial term with three (3) five (5) year renewal options (the "Initial Tower Lease Term"). The parties also agree that, to the extent the Actual Average Rent shall differ from the Estimated Average Rent, an additional payment (the "Land Rent Differential Payment") shall be made, which shall be calculated as follows: the amount of the difference between the Actual Average Rent and the Estimated Average Rent, multiplied by the number of Towers acquired by Purchaser under this Agreement (excluding any "Short Towers" as defined in Section 17(g)). In the event the Actual Average Rent shall exceed the Estimated Average Rent, the Land Rent Differential Payment shall be paid by ILPCS to Purchaser. In the event the Estimated Average Rent shall exceed the Actual Average Rent, the Land Rent Differential Payment shall be paid by Purchaser to ILPCS. The Land Rent Differential Payment shall be calculated by ILPCS within ten (10) days of the Final Closing and promptly confirmed by Purchaser, and shall thereafter be paid monthly on the same day of the month as the Tower Rent payments are due, with the first such payment being due in the month following the month in which the Final Closing occurs. The Land Rent Differential Payment shall be reduced by a pro-rata amount for each Tower at the time the Initial Tower Lease Term for that Tower ends, and shall continue only until the expiration of the longest Initial Tower Lease Term for any Tower. The purchase price for each Tower shall be Two Hundred Fifty Thousand Dollars ($250,000), which shall be adjusted at Closing as provided in this Agreement (the "Purchase Price") and shall be paid in cash, certified or other immediately available funds, including by wire transfer. Neither the monthly rents payable by Purchaser under the Ground Leases, nor the Tower Rent, nor the Purchase Price, shall be affected by the prospect or actuality of additional tenants for space on any Tower(s).

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          (d)  Upon the execution of this Agreement, Purchaser shall deliver to
ILPCS in immediately available funds the amount of Two Million dollars ($2,000,000) as advance payment on the obligations of Purchaser hereunder (the "Advance"). The Advance shall be unrestricted funds in ILPCS' possession and shall be nonrefundable except as provided herein. The Advance shall be credited to the Purchase Price of the fifty-third (53rd) through sixtieth (60th) Towers to be acquired by Purchaser under this Agreement, with this credit to occur at the Closing for such Towers. If for any reason the total amount of the Advance shall not have been so credited and Purchaser shall have fulfilled its obligations under this Agreement without default, any remaining balance of the Advance shall be paid in the form of immediately available funds and delivered to Purchaser at the Final Closing. In the event of a default by ILPCS hereunder that results in termination of this Agreement by Purchaser, the amount of the Advance not yet applied as set out above shall be returned to Purchaser together with interest thereon at the rate of five percent (5%) per annum from the date of receipt thereof by ILPCS. In the event of a default by Purchaser hereunder that results in termination of this Agreement by ILPCS, the amount of the Advance not yet applied as set out above shall be retained by ILPCS without further obligation to Purchaser with respect to such amount. In the event this Agreement shall be terminated without default by either party, the amount of the Advance not yet applied as set out above shall be returned to Purchaser without payment of interest thereon.

     2.   Term.
          ----

     The term of this Agreement shall expire at the earlier of the Final Closing, or December 31, 2000.

     3.   Development and Construction.
          ----------------------------

          (a) The parties agree that the material specifications and requirements for each Tower shall be no less favorable to Purchaser than those set forth on Exhibit 4, attached hereto and incorporated herein by this
             ---------
reference. Prior to the start of site development and Tower construction for each site, or otherwise as soon as available, ILPCS shall deliver to Purchaser all of each of the following types of documents that it has or has access to, for Purchaser's review and information: Tower plans, specifications and work drawings (collectively, the "Tower Specifications"); the applicable executed Ground Lease; title examination and UCC search information; surveys; permits and copies of permit applications (such as, but not necessarily limited to, land use/zoning, building, FAA, FCC, NEPA); and environmental Phase I assessments and other environmental information. All these documents shall be called collectively the "Pre-Construction Deliverables." Purchaser shall have the right to suggest changes in the Tower Specifications at any time reasonably early enough in the planning process for any Tower to allow due consideration of such changes, and ILPCS shall in good faith consider implementing such changes; provided however that ILPCS shall implement such changes only if (i) it determines them to be practical in its sole discretion, and (ii) Purchaser agrees to pay the costs directly associated with the requested changes. ILPCS also shall provide and identify the location of office space in an ILPCS project office for one Purchaser field person, together with customary office support (such as, but not necessarily limited to, typical office machines, work area, and message-taking).

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

          (b) ILPCS covenants and agrees that at least fifty percent (50%) of the Towers to be constructed and sold to Purchaser that are at least 150' in height (the "Qualifying Towers") shall be 195' in height or taller; and at least seventy-five percent (75%) of the Qualifying Towers shall be 170' in height or taller.

          (c) ILPCS shall be fully responsible for all aspects of the development and construction of the Towers. Purchaser shall have ongoing and continuous rights, with reasonable prior notice, to inspect and review each Tower and the development and construction of, and all information pertaining to, the Towers. ILPCS shall routinely copy Purchaser on project status reports that it prepares that contain status information regarding permitting, construction matters, ground leasing, marketing or other Tower-related information. ILPCS shall attempt reasonably to use reputable and reliable suppliers and contractors, and shall purchase or cause to be purchased for use in the construction of Towers only new materials that meet industry and local practices and standards. Each Tower will be constructed in a good and workmanlike manner and of a quality sufficient to pass without objection in the industry. To the extent transferable, any supplier or materialmen's warranties shall be transferred to Purchaser at Closing for each Tower.

          (d) Until the completion of Closing thereon, ILPCS shall retain full ownership of each Tower and its related Assets, shall maintain property and liability insurance on all insurable Assets, and shall bear all risk of loss pertaining to such Tower and related Assets.

          (e) Purchaser shall have the right to appoint a local field manager for site management and marketing of Purchaser's interests relative to the Towers. Purchaser shall provide ILPCS the opportunity to interview the contractor or any other person proposed by Purchaser to fill this position, and ILPCS shall have the right to veto any such contractor or individual, or have Purchaser replace such contractor without liability at any time if ILPCS determines in good faith it cannot efficiently function with such contractor or individual. Purchaser shall have the right to attend and conduct an inspection for each Tower at the same time as ILPCS conducts its inspection of the Tower for the purpose of creating a final punchlist of items ("Punchlist Items") to be completed on the Tower prior to ILPCS taking possession and making final payment to its contractor for the Tower, and unless the parties otherwise agree in writing, the Closing for any Tower shall not occur until the ("Punchlist Items") shall have been completed.

     4.   Access to Information.  ILPCS will allow Purchaser, its
          ---------------------
representatives and lenders to have reasonable and mutually agreed access during the term of this Agreement to the physical Assets within its control or custody, whether prior to or following any Closing(s). ILPCS will not unreasonably withhold from Purchaser, its representatives and lenders any data, other than financial information, that may be relevant to the development, construction, marketing or operation of the Towers still under construction, as such data may be requested hereafter by Purchaser.

     5.   Exclusivity; Confidentiality.  As long as Purchaser shall not be in
          ----------------------------
default under the terms of this Agreement, and except with respect to any Tower that Purchaser does not purchase as allowed under this Agreement, ILPCS shall not discuss or otherwise disclose the terms or conditions of this Agreement with any third party person or entity; nor solicit, initiate or in any way consider any submissions of any proposals from potential purchasers of or investors in any Tower or proposed Tower sites as identified on
Exhibit 1, as that Schedule may be amended; nor furnish to potential purchasers
---------
or investors any information with respect to Purchaser or its operations. Furthermore, all the parties hereto and their respective agents and representatives shall not use for their personal benefit and shall not disclose, directly or indirectly, any confidential or proprietary information of another party hereto. The parties acknowledge that all of the information that either of them shall receive from the other shall be deemed and treated as confidential information except, and only to the extent, that any such information is otherwise publicly available without a breach of this provision, and provided further that either party shall be permitted to disclose such confidential information to the limited extent that it may be obligated to do so by applicable law or under order of a court of competent jurisdiction or other similar requirement of a governmental agency, so long as the party required to disclose the information provides the other party with reasonable prior written notice of any required disclosure pursuant to such law, order or requirement and the information to be disclosed is redacted to the fullest extent allowed thereby.

     6.   ILPCS Representations and Warranties.  ILPCS represents and warrants
          ------------------------------------
to Purchaser as follows:

          (a)  Organization. ILPCS is a limited liability company duly formed,
               ------------
validly existing and in good standing under the laws of the State of Illinois. ILPCS has full legal authority and power to enter into and perform as provided for in this Agreement.

          (b)  Authorization; Enforceability.  The execution, delivery and
               -----------------------------
performance of this Agreement and all of the documents and instruments required hereby of ILPCS and the consummation by ILPCS of the transactions contemplated hereby are within the power of ILPCS and have been duly authorized by all necessary action by ILPCS. Those persons executing this Agreement on behalf of ILPCS have the legal capacity to execute and deliver this Agreement and the other documents and instruments required hereby. This Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by ILPCS, the valid and binding obligation of ILPCS, enforceable against it in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratoriums or similar laws at the time in effect affecting the enforceability or right of creditors generally and by general equitable principles which may limit the right to obtain equitable remedies.

          (c)  Absence of Conflicting Agreements.  The execution, delivery and
               ---------------------------------
performance of this Agreement by ILPCS neither do nor will, after the giving of notice or the lapse of time or both, or otherwise:

               (i) conflict with, result in a breach of, or constitute a default under, any federal, state or local law, statute, ordinance, rule or regulation applicable to ILPCS, or any court or administrative order or process, or any material contract, agreement, arrangement, commitment or plan to which ILPCS is a party or by which ILPCS is bound and which relates to the ownership or operation of the Assets;

               (ii) require the consent, waiver, approval, permit, license, clearance or authorization of, or any declaration or filing with, any court or governmental or public agency; or

               (iii) require the consent of any person under any material agreement, arrangement or commitment of any nature to which ILPCS is a party or bound or by or to which the Assets are bound or subject.

          (d)  No Litigation; Compliance with Laws.
               -----------------------------------

               (i) There is no decree, judgment, order, investigation, litigation at law or in equity, arbitration proceeding or proceeding before or by any commission, agency or other administrative or regulatory body or authority pending or, to the knowledge of ILPCS, threatened, which could adversely and materially affect ILPCS's ability to undertake its obligations under this Agreement.

               (ii) ILPCS owns and operates, and has owned and operated, its business, and carries on and conducts, and has carried on and conducted, its business in compliance with all federal, foreign, state and local laws, statutes, ordinances, rules and regulations.

          (e)  The warranties and representations of ILPCS set out in this
Section 6 shall survive the termination or expiration of this Agreement for a period of twelve (12) months.

     7.   Purchaser Representations and Warranties.  Purchaser represents and
          ----------------------------------------
warrants to ILPCS as follows:

          (a)  Organization.  Purchaser is a corporation duly formed, validly
               ------------
existing and in good standing under the laws of the State of Delaware. Purchaser has full legal authority and power to enter into and perform this Agreement and is qualified to conduct business in the State of Illinois.

          (b)  Authorization; Enforceability.  The execution, delivery and
               -----------------------------
performance of this Agreement and all of the documents and instruments required hereby of Purchaser, and the consummation by Purchaser of the transactions contemplated herein, are within the power of Purchaser and have been duly authorized by all necessary action by Purchaser. Those persons executing this Agreement on behalf of Purchaser have the legal capacity to execute and deliver this Agreement and the other documents and instruments required hereby. This Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by Purchaser the valid and binding obligations of Purchaser enforceable against it in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratoriums or similar laws at the time in effect affecting the enforceability or right of creditors generally and by general equitable principles which may limit the right to obtain equitable remedies.

          (c)  Absence of Conflicting Laws and Agreements.  The execution,
               ------------------------------------------
delivery or performance of this Agreement or any other transaction contemplated by this Agreement by Purchaser neither do nor will, after the giving of notice, or the lapse of time, or otherwise:

               (i) conflict with, result in a breach of, or constitute a default under any federal, state or local law, statute, ordinance, rule or regulation applicable to Purchaser, or any court or administrative order or process, or any material contract, agreement, arrangement, commitment or plan to which Purchaser is a party or by which Purchaser or its assets are bound;

               (ii) require the consent, waiver, approval, permit, license, clearance or authorization of, or any declaration or filing with, any court or governmental or public agency; or

               (iii) require the consent of any person under any material agreement, arrangement or commitment of any nature to which Purchaser is a party or by which it is bound.

          (d)  No Litigation; Compliance with Laws.
               -----------------------------------

               (i) There is no decree, judgment, order, investigation, litigation at law or in equity, arbitration proceeding or proceeding before or by any commission, agency or other administrative or regulatory body or authority pending or, to the knowledge of Purchaser, threatened, which could adversely and materially affect Purchaser's ability to undertake its obligations under this Agreement.

               (ii) Purchaser owns and operates, and has owned and operated, its business, and carries on and conducts, and has carried on and conducted, its business in compliance with all federal, foreign, state and local laws, statutes, ordinances, rules and regulations.

          (e)  The warranties and representations of Purchaser set out in this
Section 7 shall survive the termination or expiration of this Agreement for a period of twelve (12) months.

     8.   Closing.  ILPCS shall notify Purchaser as soon as possible of its
          -------
projected dates when Towers will be completed and the transfer of the Towers and related Assets to Purchaser ("Closing") can occur. Closings for the Towers shall occur for not less than five (5) Towers at one Closing, unless otherwise agreed by the parties or unless fewer than five (5) Towers remain to be purchased, and upon fifteen (15) days' written notice of ILPCS' anticipated date for Closing (the "Closing Date"), and shall be subject to the satisfaction, or waiver by Purchaser, in its sole discretion, of all the conditions set forth in on Section 11 hereof. The Closings of the transaction(s) contemplated by this Agreement shall occur at the offices of Meyer, Capel, Hirschfeld, Muncy, Jahn & Aldeen, P.C., 306 West Church Street, Champaign, Illinois 61820, unless otherwise agreed by the parties in writing in advance of Closing. At each Closing ILPCS shall sell, assign, convey, transfer and deliver to Purchaser, and Purchaser shall purchase all of ILPCS' right, title and interest, legal and equitable, in and to, the Towers identified in the notice(s) of Closing and all related Assets, including without limitation the documents described on Exhibit 5 (the "Closing Documents") and assume, with full release
             ---------
for ILPCS, all of ILPCS's duties under each Ground Lease.

     9.   Closing Costs.  All utility, real estate tax and other expense items
          -------------
applicable to the Assets, or paid or to be paid under any Ground Lease shall be pro-rated to the Closing Date, other than ILPCS' insurance that is not to be transferred to Purchaser. Any security deposits and rents paid or received by ILPCS with respect to any Tower being conveyed shall be transferred to Purchaser for cash or other immediately available funds at the Closing. ILPCS shall pay all costs of the surveys, and environmental and any other studies ordered by and for ILPCS as part of ILPCS' site acquisition process. ILPCS shall pay the owners' title insurance policy premiums for the policy to be provided to Purchaser at Closing and any recording costs to record releases required to convey clear title to Purchaser, and all title search fees shall be paid one-half by ILPCS and one-half by Purchaser. Purchaser shall pay all other recording costs and the cost of any environmental and any other studies or services it may request. ILPCS shall pay all applicable taxes on or relating to the transfer of the Assets other than Purchaser's income taxes. Purchaser and ILPCS shall each pay for their own legal expenses.

     10.  Non-assumption of Liabilities.  Except with respect to obligations
          -----------------------------
arising under and by virtue of Ground Leases and the Master Lease as described in this Agreement or as otherwise provided in this Agreement, Purchaser shall not assume or become obligated to pay any debt, obligation or liability of any kind or nature of ILPCS. The Towers and all related Assets shall be conveyed at applicable Closings free and clear of financial, mechanics' and any other liens not expressly accepted or assumed in writing by Purchaser. All liabilities of ILPCS which are not expressly assumed hereunder or in a separate writing executed by Purchaser shall be discharged by ILPCS prior to or as a part of the Closing.

     11.  Conditions to Closings; Closing Deliverables.
          --------------------------------------------

          (a)  Compliance with Agreement.  ILPCS shall have performed and
               -------------------------
complied in all material respects with all of its obligations under this Agreement which are to be performed or complied with by ILCPS prior to or at the Closing.

          (b)  Proceedings and Instruments Satisfactory.  All Closing Documents
               ----------------------------------------
shall be complete to the reasonable satisfaction of Purchaser and Purchaser's counsel and ILPCS shall have made available to Purchaser for examination the originals or true and correct copies of all documents related to each such Tower which Purchaser may reasonable request (excluding financial information) in connection with the transactions contemplated by this Agreement.

          (c)  Representations and Warranties.  The representations and
               ------------------------------
warranties made by each party in this Agreement shall be true and correct, and where they are based upon knowledge the truth of the underlying representation or warranty to which such knowledge pertains shall be true and correct, in all material respects as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, except for changes permitted or contemplated by this Agreement.

          (d)  No Material Adverse Change.  Between the date of this Agreement
               --------------------------
and the Closing, there shall have been material adverse change in the condition or legal status of the Assets to be conveyed.

          (e)  Deliveries at Closing.  Purchaser shall have delivered at Closing
               ---------------------
the Purchase Price provided for in this Agreement. ILPCS shall have delivered or caused to be delivered to Purchaser Closing Documents, each properly executed and dated as of the Closing Date in form and substance satisfactory to Purchaser. Purchaser and ILPCS shall execute an appropriately completed copy of the Lease Agreement set out as attached Exhibit 6 incorporated herein by this
                                        ---------
reference. The parties acknowledge that the Lease Agreement set out as Exhibit 6 shows American Tower, L.P., a property holding affiliate of Purchaser ("ATLP") as Lessor, and agree that although ATLP is not a party to this Agreement it shall be permitted to be the Lessor thereunder. Purchaser hereby unconditionally guarantees full performance by ATLP of all of the duties and obligations of ATLP under each such Lease Agreement that ATLP may enter. Purchaser's guarantee of all of the duties and obligations of ATLP as set out in this Section, and all of ILPCS' rights and remedies upon default by Purchaser and ILPCS' rights of indemnification under this Agreement, shall survive the termination or expiration of this Agreement without limitation and shall continue to be available to ILPCS until all of the obligations of ATLP shall have been fulfilled under the last to expire or terminate of such Lease Agreements and any claims on such guarantee have been fully resolved.

          (f)  Required Approvals and Consent.  Each party shall have secured
               ------------------------------
such permissions, approvals, determinations, consents and waivers, if any, as may be required of it by law, regulatory authorities, and the Ground Leases. Transfers to Purchaser of any FAA, FCC or other federal, state or local licenses or permits shall be the responsibility of Purchaser, and failure of Purchaser to obtain any one or more thereof shall be a default by Purchaser.

          (g)  Absence of Investigations, Proceedings and Liens.  There shall be
               ------------------------------------------------
no decree, judgment, order, or litigation at law or in equity, no arbitration proceedings, no action or proceeding before or by any commission, agency or other administrative or regulatory body or authority pending to which ILPCS is a party or to which any of the Assets are subject, including any with respect to condemnation, zoning, use or occupancy, which would materially adversely affect the ability of Purchaser to use any of the Assets in connection with the operation of the Towers, and no liens on the Assets being conveyed (other than nonmonetary liens accepted by Purchaser in its review of title to the Assets).

     12.  Covenants.
          ---------

          (a)  Cooperation.  Purchaser will cooperate with ILPCS, at Purchaser's
               -----------
expense, in connection with securing any non-governmental approvals, consents and waivers of third parties and giving notices to any governmental authority or securing the permission or approval, determination, consent or waiver of any governmental authority, required by law in connection with the transactions contemplated hereunder.

          (b)  Notification.  ILPCS shall promptly notify Purchaser of any
               ------------
material adverse development with respect to any of the Assets.

          (c)  No Leasing Pending Closing.  If ILPCS identifies any prospective
               --------------------------
customer(s) for such Towers (collectively, "New Tenants"), between the Effective Date and the Closing for any Tower(s), and provided Purchaser is not in default under this Agreement, ILPCS shall refer such prospect to Purchaser. ILPCS shall enter into no leases or licenses with New Tenants for any Tower without Purchaser's written approval, not to be unreasonably withheld or delayed. Provided Purchaser is not in default under this Agreement, Purchaser shall be allowed to market the future sites and negotiate licenses with prospective tenants pending completion of the sites. ILPCS shall cooperate in Purchaser's efforts in this regard and cause its contractors to also cooperate.

     13.  Environmental Compliance and Indemnification.  (a)  ILPCS shall comply
          --------------------------------------------
with, and the Towers and the Improvements thereon shall be in material compliance with, all federal, state and local environmental laws including, but not limited to, the rules and regulations of the Environmental Protection Agency, the Federal Solid Waste Disposal Act, the Federal Clean Air Act, and the Federal Resource Conservation and Recovery Act of 1976 and the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (collectively "Environmental Laws"). Wastes, substances, or materials that are deemed hazardous, toxic, pollutants or contaminants, including without limitation, substances defined as "hazardous wastes," "hazardous substances," "toxic substances" or other similar designations in or otherwise subject to regulation under any Environmental Laws shall herein collectively be termed "Hazardous Materials."

          (b) ILPCS is not subject to any judgment, order or citation related to or arising out of any Environmental Laws and ILPCS has not been named or listed as a potentially responsible party by any governmental body or agency in any matter arising with respect to the Towers and the Improvements thereon related to or arising out of any Environmental Laws.

          (c) ILPCS shall, upon request, provide Purchaser with a copy of any environmental phase I report ILPCS has had prepared with respect to the Real Property on which any Tower is constructed, however ILPCS does not warrant the content thereof or that Purchaser would have any right of recourse against the preparer thereof in the event it is incorrect in any way.

          (d) ILPCS shall indemnify and hold Purchaser, Purchaser's officers and employees (collectively, "Purchaser Indemnified Parties") harmless from and against, and agree promptly to defend Purchaser from and reimburse Purchaser Indemnified Parties for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, reasonable attorney fees and other legal costs and expenses) ("Environmental Losses") which Purchaser Indemnified Parties may at any time incur, or become subject to, in connection with (i) any breach or inaccuracy of any of the representations, warranties or covenants made by ILPCS in this Section 13, or in any instrument, certificate or other document delivered by ILPCS to Purchaser in connection with the provisions of this Section 13; and (ii) any failure by ILPCS to carry out, perform, satisfy and discharge any of their covenants, agreements, undertakings, liabilities or obligations under this Section 13; and (iii) the presence or removal of Hazardous Materials on or from the Towers and the Improvements thereon, including cleanup costs and other compliance with Environmental Laws, whether before or, to the extent relating to any remediation efforts that may have been undertaken prior to Closing, after the Closing; or (iv) any suit, action or other proceeding brought by any governmental authority or person in any way related to any of the foregoing matters.

          (e) The representations, warranties, covenants and duty to indemnify set forth in this Section 13 shall survive for a period of twelve (12) months from the Closing Date for each Tower.

     14.  Indemnification by ILPCS.  ILPCS shall indemnify and hold Purchaser,
          ------------------------
Purchaser's officers and employees (collectively, "Purchaser Indemnified Parties") harmless from and against, and agree promptly to defend Purchaser from and reimburse Purchaser Indemnified Parties for, any direct losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, reasonable attorney fees and other legal costs and expenses, but excluding any indirect or consequential damages) ("Losses") which Purchaser Indemnified Parties may incur, or become subject to, in connection with:

          (a) any breach of any of the representations and warranties made by ILPCS in or pursuant to this Agreement;

          (b) any failure by ILPCS to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the Closing Documents delivered by ILPCS pursuant to this Agreement; and

          (c) any suit, action or other proceeding brought by any governmental authority or person as a direct result of the foregoing matters.

          The duty of ILPCS to indemnify set forth in this Section 14 shall survive for a period of twelve (12) months from the termination or the expiration of the term of this Agreement.

     15.  Indemnification by Purchaser.  Purchaser shall indemnify and hold
          ----------------------------
ILPCS and ILPCS' officers, employees and members (collectively, "ILPCS Indemnified Parties") harmless from and against, and agrees to promptly defend ILPCS Indemnified Parties from and reimburse ILPCS Indemnified Parties for, any and all Losses which ILPCS Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with:

          (a) any breach of any representations and warranties made by Purchaser in or pursuant to this Agreement, or in any certificate or affidavit delivered by Purchaser to ILPCS in accordance with the provisions of any Section hereof;

          (b) any failure by Purchaser to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the documents and materials delivered by Purchaser pursuant to this Agreement; and

          (c) any suit, action or other proceeding brought by an governmental authority or person as a direct result of the foregoing matters.

          The duty of Purchaser to indemnify set forth in this Section 15 shall survive for a period of twelve (12) months from the termination or the expiration of the term of this Agreement.

     16.  Default and Remedies.  In the event either party shall fail to fully
          --------------------
and timely comply with any of the terms or conditions of this Agreement, and shall fail to remedy such breach within thirty (30) days after written notice thereof, or five (5) days with respect to any obligation to make any payment called for in this Agreement, the other party shall have the right to equitable remedies and remedies at law, and shall be entitled to recover any damages incurred as a result of such breach and, in addition to any other remedies available to it hereunder, to recover all costs, including reasonable attorneys' fees, incurred in enforcing this Agreement.

     17.  Miscellaneous.
          -------------

          (a)  Entire Agreement; Amendment; and Waivers.  This Agreement and the
               ----------------------------------------
documents required to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby and approved in writing by the Lender, as defined in Section 17(b) below. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, unless otherwise expressly provided.

          (b)  Benefit; Assignment.  This Agreement shall be binding upon and
               -------------------
inure to the benefit of and shall be enforceable by Purchaser and ILPCS, and any permitted successors and assigns as provided herein. This Agreement (and any rights, obligations or liabilities hereunder) may not be assigned, transferred or delegated in whole or in part by either party without the prior written consent of the other party, its successors and assigns, in their sole discretion; provided, however, that notwithstanding any provision of this Agreement to the contrary, ILPCS shall be permitted to pledge, hypothecate or otherwise grant a lien, security interest or collateral assignment (whether pursuant to a security agreement, collateral assignment or other instrument) (a "Lien") in and to all right, title and interest of ILPCS in and to this Agreement, to Nortel Networks Inc. (individually and/or as administrative agent for itself and other lenders) and its successors and assigns or any refinancing or replacement lender (hereinafter collectively called "Lender") in connection with certain debt financing to ILPCS or to any of its affiliates as security for such debt financing. Lender shall be permitted to foreclose upon any such Lien (or accept an assignment in lieu of foreclosure) and transfer and assign all right, title and interest of ILPCS in and to this Agreement pursuant to or subsequent to such foreclosure and, in the event of any such foreclosure, transfer or assignment, and provided Lender or its successor-in-interest expressly assumes in writing and agrees to perform each of ILPCS' covenants, duties and obligations which will arise and accrue from and after the date of such foreclosure, transfer or assignment, Purchaser agrees that it will recognize Lender or its successor-in-interest as the successor-in-interest to ILPCS under this Agreement as if Lender or its successor-in-interest (as applicable) were ILPCS under this Agreement. Notwithstanding the provisions of Section 5 of this Agreement to the contrary, ILPCS and such Lender shall also be entitled to share information with regard to this Agreement and Purchaser as Lender determines reasonably required.

          (c)  Notices.  All notices, demands, requests, consents, approvals or
               -------
other instruments required or permitted to be given pursuant hereto shall be in writing and shall be deemed to have been given and received upon (i) receipt, if hand delivered, (ii) the next business day, if delivered by a nationally recognized express delivery service or overnight courier service, or (iii) the third business day following the day of deposit of such notice in registered or certified mail, return receipt requested. Telecopy numbers are provided below for informational purposes only, and not to be used for notices required by this Agreement. Notices shall be provided to the addresses specified below:

     If to Purchaser:    American Tower Corporation
                         1101 Perimeter Drive, Suite 225
                         Schaumburg, IL 60173
                         Attn: John J. Peterman, Vice President
                         Telecopy No.: (847) 240-1522

     With a copy to:     Michael B. Milsom, Vice President and General Counsel
                         American Tower Corporation
                         116 Huntington Avenue
                         Boston, MA 02116
                         Telecopy No.: (617) 375-7575

     If to ILPCS:        Illinois PCS, LLC
                         11 Hawkeye Lane
                         Geneseo, IL 61254
                         Attn: M. Lynn Pike, Vice President & C.O.O.
                         Telecopy No.: (309) 945-1785

     With a copy to:     Meyer, Capel, Hirschfeld, Jahn & Aldeen, P.C.
                         306 W. Church Street
                         P.O. Box 6750
                         Champaign, IL 61826-6750
                         Attn: Tracy Nugent
                         Telecopy No.: (217) 352-1083

     If to Nortel:       Nortel Networks Inc.
                         GMS 991 15 A40
                         2221 Lakeside Blvd.
                         Richardson, Texas 75082-4399
                         Attn: Vice President - Finance
                         Wireless Networks
                         Telecopy No.: (972) 684-3929

     With a copy to:     Jenkens & Gilchrist
                         1445 Ross Avenue
                         Suite 3200
                         Dallas, Texas 75202
                         Attn: Ronald D. Rosener
                         Telecopy No.: (214) 855-4300

          Each person and entity listed above may at any time change its address for such notices by delivering to the other, as aforesaid, a notice of such change.

          (d)  Severability.  If any provision, clause or part of this Agreement
               ------------
or the application thereof under certain circumstances is held invalid, or unenforceable by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby; provided, however, that if any provision that is held to be invalid or unenforceable entails a financial benefit to or burden upon a party, then the parties hereby agree that other provisions of this Agreement that are not held to be invalid or unenforceable shall be revised in order to achieve substantially the same overall financial benefits and burdens on the parties as intended under all the provisions of this Agreement as executed and that, upon the failure of the parties to agree to a revision in accordance with this Section, either party may petition a court of competent jurisdiction to determine the appropriate revision(s) pursuant to this Section.

          (e)  Governing Law, Venue and Jurisdiction.  This Agreement shall be
               -------------------------------------
construed and interpreted according to the laws of the State of Illinois, without regard to the conflict of law principles thereof. The parties agree that all actions or proceedings in any way arising out of, from or related to this agreement shall be litigated in courts having situs within the County of Champaign, State of Illinois. The parties hereby consent and submit to the jurisdiction of the state or federal court located with said city and state, and hereby waive any right either may have to transfer or change the venue of any such litigation.

          (f)  Effective Date. The Effective Date of this Agreement shall be the
               --------------
date on which this Agreement is last executed by the parties as set out below their respective signatures.

          (g)  Rights of First Refusal.  With respect to any towers that ILPCS
               -----------------------
presently owns or hereafter constructs that are less than 150' in height (each being called herein a "Short Tower"), Purchaser is hereby granted a right of first refusal, as follows, that may be exercised only during the term of this Agreement and only while Purchaser is not in default. Before ILPCS makes or solicits any offer to sell any Short Tower it shall first notify Purchaser of the price at which it desires to sell, and if Purchaser notifies ILPCS of its interest in purchasing such Tower within one (1) week of Purchaser's receipt of such notice ILPCS shall negotiate only with Purchaser regarding the sale of the Short Tower for a period of not more than thirty (30) days after Purchaser's receipt of ILPCS's notice. If no binding contract results within said time period, then ILPCS shall be free to sell such Short Tower to any third party at a price no less favorable to the purchaser than the price last offered to Purchaser. If ILPCS subsequently decides that it is willing to accept a less favorable price from any other purchaser, then it shall allow Purchaser the opportunity for a period of seven (7) days from the date of ILPCS' notice of this fact to negotiate to purchase such Short Tower at the revised price, but if ILPCS and Purchaser shall not agree to a sale within this period, ILPCS shall thereafter have no further obligation to negotiate with Purchaser with regard to such Short Tower.

          (h)  No Joint Enterprise.  Except as expressly provided in this
               -------------------
Agreement, Purchaser shall not assume ore become obligated to pay any debt, obligation or liability of any kind or nature of ILPCS. ILPCS and Purchaser hereby acknowledge and agree that each is an independent contractor with respect to the other, and therefore neither will represent to anyone that its relationship with respect to the other party or to any Tower or prospective Tower is other than as an independent contractor, or that it has any actual or apparent authority to bind the other party.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

"Purchaser":                            "ILPCS":

AMERICAN TOWER CORPORATION,             ILLINOIS PCS, LLC,
a Delaware corporation                  an Illinois limited liability company


By: /s/ John Sonny Peterman             By: /s/ Timothy M. Yager
   -----------------------------           -------------------------------------
    Name: John Sonny Peterman               Name: Timothy M. Yager
         ------------------------                -------------------------------
    Title: VP/GM Midwest Region             Title: CEO/President/General Manager
          -----------------------                 ------------------------------
Date: May 28, 1999                      Date: May 28, 1999
     ----------------------------            -----------------------------------

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